Calculation of Filing Fee Tables
S-4
Mission Produce, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	18,356,400		$ 212,064,230.43	0.0001381	$ 29,286.07
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 212,064,230.43		$ 29,286.07
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 29,286.07
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Amount Registered. Represents the maximum number of shares of common stock, par value $0.001 per share, of Mission Produce, Inc. ("Mission Produce") estimated to be issuable to holders of common stock, par value $0.001 per share, of Calavo Growers, Inc. ("Calavo") in connection with the merger of Cantaloupe Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Mission Produce ("Merger Sub I"), with and into Calavo, with Calavo surviving the merger as a wholly owned subsidiary of Mission Produce (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of January 14, 2026, by and among Mission Produce, Merger Sub I, Cantaloupe Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Mission Produce, and Calavo (the "Merger Agreement"). The estimated maximum number of shares of Mission Produce Common Stock to be issuable was calculated to be 18,356,400, which represents (a) (i) the maximum number of shares of Calavo Common Stock estimated to be outstanding immediately prior to the Merger in the Merger Agreement (calculated as the sum of shares of Calavo Common Stock outstanding as of March 5, 2026) and (ii) the maximum number of shares of Calavo Common Stock issuable, convertible or exchangeable, including with respect to Calavo's outstanding equity awards (including Company Options, Company RSUs, and Company Deferred RSUs, each as defined in the Merger Agreement), outstanding as of March 5, 2026, multiplied by (b) the Exchange Ratio of 0.9790 contemplated by the Merger Agreement. Pursuant to the Merger Agreement, at the effective time of the Merger, each share of Calavo Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement)) will be converted into the right to receive (i) a number of shares of Mission Produce Common Stock equal to 0.9790 (the "Exchange Ratio") and (ii) $14.85 in cash, without interest. Company Options, Company RSUs, and Company Deferred RSUs will be cancelled at the effective time of the Merger in exchange for cash. (2) Maximum Aggregate Offering Price. Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act. Pursuant to Rule 457(f)(1), the registration fee was calculated based upon the market value of the shares of Calavo Common Stock to be exchanged in connection with the Merger. Pursuant to Rule 457(c), the market value of Calavo Common Stock was calculated based on the average of the high ($26.54) and low ($25.78) prices per share of Calavo Common Stock as reported on The Nasdaq Global Select Market on March 5, 2026, which date is within five business days prior to the date of filing of this registration statement. Pursuant to Rule 457(f)(3), because Mission Produce will pay cash to holders of Calavo Common Stock in connection with the Merger, the amount of such cash consideration has been deducted from the market value of Calavo Common Stock to be exchanged in calculating the proposed maximum aggregate offering price.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
18,750,153	$ 26.16	$ 490,504,002.48		$ 278,439,772.05	$ 212,064,230.43

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A